NEWS RELEASE

CONTANGO ORE, INC.

Contango Announces Results of the First Batch of Gold Production from Manh Choh Gold Mine, Alaska

FAIRBANKS, AK -- (August 19, 2024) -- Contango ORE, Inc. (“Contango” or the “Company”) (NYSE American: CTGO) is pleased to announce the results on gold production from the First Batch of Manh Choh ore processed at the Fort Knox mill located near Fairbanks, Alaska and operated by Kinross Alaska. Processing of ore from the First Batch started on July 3rd and continued through August 2nd.

Results for the First Batch of Manh Choh Ore Processed1

Fort Knox processed approximately 210,000 tons (190,500 tonnes) of Manh Choh ore with an average grade of approximately 0.276 ounce/ton (9.46 grams/tonne (“g/t”)), with an average recovery of 95%. Recoveries were slightly better than the 90% estimated in the Manh Choh Technical Report Summary2 (the “TRS”), which is in part due to oxidized ores tending to have higher recoveries than sulfide ores. Attributable to the Peak Gold JV, approximately 55,000 ounces of gold and 11,000 ounces of silver contained in doré bars were poured at Fort Knox and sent to a third-party refinery for further refining.

For Contango’s 30% share of the gold and silver production, 8,900 ounces of gold were delivered into its hedges at an average price of $2,025/ounce and 5,800 ounces of gold were sold at an average spot price of approximately $2,440. The blended weighted average of hedged and spot gold price realized was $2,188 per ounce of gold sold. In addition, 3,218 ounces of silver were sold at an average spot price of $27.58. Furthermore, there is still approximately 6,000 ounces of gold in Recoverable Inventory at Fort Knox (30% to the account of Contango equal to approximately 1,500 ounces of gold plus a small amount of silver). To date, the Company’s share

Amounts and grade at Fort Knox are reported in short tons and ounces. All results reported in this release include a metric equivalent in parenthesis.

2 See press release announcing TRS: https://www.contangoore.com/press-release/contango-ore-announces-completion-of-s-k-1300-technical-report-summary-for-its-manh-choh-project-in-alaska. To view a copy of the TRS, see: https://cdn.prod.website-files.com/5fc5d36fd44fd675102e4420/6470afdaf94d2ac9f93d93e0_SIMS%20Contango%20Manh%20Choh%20Project%20S-K%201300%20TRS%20FINAL%2020230524%20(1)-compressed.pdf. The information contained in, or otherwise accessible through, the links are not part of, and are not incorporated by reference into this investor presentation.

of gold and silver sales totaled $32.2 million. The ounces of gold and silver in Recoverable Inventory will be sold and reported with Batch #2.

Rick Van Nieuwenhuyse, CEO and President for Contango said: “The start of Q3 has been a transformative time for Contango - starting with Manh Choh’s first gold pour on July 8th and continuing with the first batch of production into early August. In addition, we closed the acquisition of HighGold and its Johnson Tract property, which increased the Company’s estimated mineral resources by threefold. At Manh Choh, the Peak Gold JV completed the first batch of ore processed through Fort Knox, producing approximately 55,000 ounces of gold and 11,000 ounces of silver. Contango sold its portion of gold and silver for proceeds of $32.2 million. I would like to acknowledge and thank Kinross, and in particular both the Manh Choh and Fort Knox teams, for achieving this important milestone. Mining and transportation of ore mined at Manh Choh continues to be delivered to the stockpile at Fort Knox and at this stage we believe All-In-Sustaining-Costs (“AISC”) remain in line with the feasibility study (TRS). In late October 2024, the Company expects to receive the Peak JV financial results for the quarter ended September 30, 2024, which we will report and discuss in our earnings for the quarter when we announce in the first half of November.

Having exceeded Contango’s internal production expectations from the first batch, we can now look forward to two more batches planned in the Fall for the remainder of 2024. Our guidance for Contango’s 30% share of production from Manh Choh is to produce a total of 30,000 to 40,000 ounces of gold in 2024. Assuming we can meet these production targets and the price of gold remains at current levels, the Company expects to be in a strong cash position by the end of the year after funding working capital and delivering into our hedges. We then look forward to executing on our ‘Hybrid Royalty’ model focusing on our Lucky Shot and Johnson Tract properties, which we believe can both be developed efficiently by using our DSO (Direct Shipping Ore) approach.”

The Process of Producing Gold at Fort Knox

Manh Choh ore is batch processed at the Fort Knox mill roughly once a quarter. Each batch will take approximately one month to complete. Ore stored on the Manh Choh stockpile starts by being transferred to the run of mine (ROM) feed stockpile located next to the Fort Knox mill. The first processing step involves the ore being conveyed to the large gyratory crusher, then on to the SAG mill (semi-autogenous grinding mill), and from there to a dedicated ball mill where material is ground to approximately 80% passing 75 microns size particles. From the ball mill, the ground ore material enters a thickener and then moves to a series of leach tanks where cyanide leaches the gold out of the finely ground rock material and then passes onto a series of Carbon in Pulp (CIP) extraction tanks, where activated charcoal carbon absorbs the gold in the CIP leach solution. From the CIP tanks the carbon is screened off and separated, and then sent to the desorption facility where the gold is stripped off the carbon and put back into solution using caustic soda. The now highly concentrated gold in solution is sent for electrolysis where electrical current is used to plate the gold onto steel wool and then on to the furnace for the final step of pouring a doré bar containing mostly gold, silver and a few minor metals such as copper. The doré bars are then sent to a third-party refinery to produce 4-Nines or 99.99% gold and silver bars, which are then sold on market.

INVESTOR WEBINAR

Contango will be hosting a webinar on Tuesday, August 20th, 2024, at 1:00 pm Alaska time (5:00pm EST) to provide an update on Manh Choh. Please use this link to register for the event: Link: https://events.6ix.com/preview/manh-choh-update. We look forward to seeing you there!

ABOUT CONTANGO

Contango is a NYSE American listed company that engages in exploration for gold and associated minerals in Alaska. Contango holds a 30% interest in the Peak Gold JV, which leases approximately 675,000 acres of land for exploration and development on the Manh Choh project, with the remaining 70% owned by KG Mining (Alaska), Inc., an indirect subsidiary of Kinross, operator of the Peak Gold JV. The Company also has a lease on the Johnson Tract project from the underlying owner, CIRI Native Corporation, a lease on Lucky Shot project from the underlying owner, Alaska Hardrock Inc. and, through its subsidiary, 100% ownership of approximately 8,600 acres of peripheral State of Alaska mining claims. In addition, Contango also owns a 100% interest in an additional approximately 145,000 acres of State of Alaska mining claims through its wholly owned subsidiary, which gives Contango the exclusive right to explore and develop minerals on these lands. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for and developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

CONTACTS

Contango ORE, Inc.
Rick Van Nieuwenhuyse

(907) 888-4273

www.contangoore.com